NN, Inc. Corporate Office www.nnbr.com 2000 Waters Edge Drive • Building C, Suite 12 • Johnson City, TN 37604 423-743-9151 • fax 423-743-2670

April 17, 2006

Dear Shareholder:

You are cordially invited to attend the 2006 Annual Meeting of NN, Inc., which will be held on May 18, 2006, at 10:00 a.m., local time, at the Renaissance Charleston Hotel, 68 Wentworth Street, Charleston, South Carolina, 29401.

The business to be conducted at the Annual Meeting is described in the attached Notice of Meeting and Proxy Statement. You are urged to read the Proxy Statement carefully before completing the enclosed proxy card.

To assure your representation at the meeting, please mark, date and sign the proxy card and return it in the enclosed envelope at your earliest convenience, whether or not you plan to attend the meeting. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you so desire. Management will not conduct a formal presentation at this year’s meeting.

Sincerely,

/s/ Roderick R. Baty

Roderick R. Baty
Chairman and Chief Executive Officer

NN, Inc.

2000 Waters Edge Drive

Johnson City, TN 37604

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of Shareholders of NN, Inc., a Delaware corporation, will be held on May 18, 2006, at 10:00 a.m., local time, at the Renaissance Charleston Hotel, 68 Wentworth Street, Charleston, South Carolina, 29401, for the following purposes:

(1)	To elect two Class II directors, to serve for a term of three years;
(2)	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2006; and

(3)	To conduct such other business as properly may come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE PROPOSALS.

Details regarding these matters are contained in the accompanying Proxy Statement.

Holders of record of Common Stock at the close of business on March 31, 2006, are entitled to notice of and to vote at the Annual Meeting.

Please mark, date and sign the enclosed proxy card and return it in the envelope provided. You may revoke your proxy at any time before the votes are cast at the Annual Meeting in accordance with the instructions given in the accompanying Proxy Statement.

By Order of the Board of Directors,

/s/ William C. Kelly, Jr.

William C. Kelly, Jr.
Vice President, Secretary, and Chief Administrative Officer

Johnson City, Tennessee
April 17, 2006

NN, INC.

PROXY STATEMENT

FOR

2006 ANNUAL MEETING OF SHAREHOLDERS

Proxies are being solicited by the Board of Directors of NN, Inc. (the "Company"), in connection with the annual meeting of shareholders to be held on May 18, 2006 at the Renaissance Charleston Hotel, 68 Wentworth Street, Charleston, South Carolina, 29401 (the "Annual Meeting"), for the purpose of considering and acting upon the matters set forth in the foregoing Notice of Annual Meeting of Shareholders (the "Notice"). Shareholders of record of the Company's common stock, par value $0.01 per share ("Common Stock"), as of the close of business on March 31, 2006, will be entitled to vote at the meeting. On March 31, 2006 (the "Record Date"), 17,197,598 shares of Common Stock were issued and outstanding.

The entire cost of this proxy solicitation is being paid by the Company. In addition to solicitation by mail, officers and employees of the Company, without additional remuneration, may solicit proxies by telephone, facsimile transmission or personal contact. Brokerage houses, banks, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held by them of record and will be reimbursed by the Company for their expenses in so doing.

The mailing address of the Company's executive office is 2000 Waters Edge Drive, Johnson City, Tennessee 37604. This Proxy Statement and the form of proxy were mailed to shareholders on or about April 17, 2006.

Voting; Quorum; Proxies

Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter submitted to a vote of shareholders at the Annual Meeting. A quorum for the conduct of business is established when the holders of at least a majority of the outstanding shares of Common Stock entitled to vote in the election of directors is present at the meeting or is represented by proxy. Representatives of the Company will serve as inspectors of election for the Annual Meeting.

Shares represented by a properly executed proxy will be voted at the Annual Meeting in the manner specified. In the absence of specific instructions, shares represented by a properly executed proxy will be voted for each of the nominees for election to the Board of Directors named herein and for the proposal to ratify the selection of PricewaterhouseCoopers LLP to serve as the Company's registered independent public accounting firm for 2006.

The Board of Directors does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice, and it is not aware of any business that any other persons intend to bring before the Annual Meeting. Should any such matter requiring a vote of the shareholders arise, the enclosed form of proxy confers upon the persons named therein the discretionary authority to vote the shares represented by the proxy as they deem appropriate.

A proxy may be revoked at any time before it is exercised by delivery to the Secretary of the Company of a written revocation or a subsequently dated proxy and will be deemed revoked if the shareholder votes in person at the Annual Meeting.

Required Vote

Proposal I:  Election of Directors. Directors are elected by a plurality vote and the nominee who receives the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

Proposal II:  Ratification of Registered Independent Public Accounting Firm. To be approved, this matter must receive the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will have the effect of “no” votes on this matter. A broker non-vote will not be considered present and will not be entitled to vote on non-routine items and will have no impact on the vote for this proposal.

PROPOSAL I
ELECTION OF DIRECTORS

The Company's Certificate of Incorporation provides for the division of the Board of Directors into three classes: Class I, Class II and Class III. Only one class of directors is elected at each annual meeting. Each director so elected serves for a three-year term and until his or her successor is elected and qualified, subject to such director's earlier death, resignation or removal.

Nominees

Two Class II directors will be elected to the Board of Directors at the Annual Meeting. The Company has nominated for election Roderick R. Baty and Robert M. Aiken, Jr., each a current director of the Company. The nominees have both indicated a willingness to continue to serve as directors if elected, but if either of them should decline or be unable to serve, the persons named as proxies intend to vote all shares in favor of the election of such other persons who may be nominated as replacements by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL II
RATIFICATION OF SELECTION OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP has been selected by the Audit Committee of the Board of Directors as the Company's registered independent public accounting firm for 2006. Although it is not required to do so, the Board has determined that it is desirable to seek shareholders' ratification of the selection of PricewaterhouseCoopers LLP. If the shareholders should not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

SUBMISSION OF SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented at next year's Annual Meeting must be received by the Company at its executive offices not later than December 15, 2006 in order to be considered for inclusion in the Company's proxy statement and form of proxy for such meeting. These proposals should be sent to NN, Inc., Attention: Secretary, 2000 Waters Edge Drive, Johnson City, Tennessee 37604. Proposals of shareholders not intended for inclusion in the Company’s 2007 proxy statement must be received by the Company in writing no later than February 28, 2007 in order to preclude the Company’s use of its discretionary proxy voting authority to vote on the proposal or nominee if the proponent is present at the 2007 annual meeting.

INFORMATION ABOUT THE DIRECTORS

The following table sets forth the names of each current director (including the nominees for election), their age, their years of service as a director, the year in which their current term expires and their current positions with the Company. The table is followed by a more detailed biographical description for each director.

Name	Age	Director Since	Term Expires	Positions with the Company

G. Ronald Morris	69	1994	2008	Director
Steven T. Warshaw	57	1997	2008	Director
Michael E. Werner	61	1995	2007	Director
Richard G. Fanelli	67	2005	2007	Director
Robert M. Aiken, Jr.	63	2003	2006	Director - nominee for re-election
Roderick R. Baty	52	1995	2006	Chairman of the Board, Chief Executive Officer, President and Director - nominee for re-election

G. Ronald Morris retired during 1999 from Western Industries, Inc., a contract manufacturer of metal and plastic products. Mr. Morris had served as President, Chief Executive Officer and director of Western Industries, Inc. since July 1991. From 1989 to 1991, Mr. Morris served as Chairman of the Board of Integrated Technologies, Inc., a manufacturer of computer software, and from 1988 to 1989, he served as Vice Chairman of Rexnord Corporation, a manufacturer of mechanical power transmission components and related products, including anti-friction bearings. From 1982 to 1988, Mr. Morris served as President and Chief Executive Officer of PT Components, Inc., a manufacturer of mechanical power transmission components and related products that was acquired by Rexnord Corporation in 1988. Mr. Morris serves on the board of directors of Hines Horticulture, Inc., a publicly held company.

Steven T. Warshaw resigned during 2005 from M Cubed Technologies, a developer and manufacturer of advanced composite materials and ultra-precise electronic components and modules. Mr. Warshaw had served as President and Chief Executive Officer of M Cubed Technologies since July 2002. Prior to this position he served as President of Hexcel Schwebel, a global producer of advanced structural materials, from April 2000 to November 2001. Mr. Warshaw served from February 1999 as Senior Vice President of Photronics, Inc., a global supplier to the semiconductor industry. From 1996 to 1999, he served as President of Olin Microelectronic Materials, a company supplying technologically advanced chemicals, products, and services to semiconductor manufacturers. Mr. Warshaw serves on the board of directors of Park Electrochemical Corp., a publicly held company.

Michael E. Werner is a management consultant with Werner & Associates, a management consulting firm that Mr. Werner co-founded in 1982 specializing in manufacturing companies. During the five years prior to starting his business, Mr. Werner served as Director of Strategic Planning and Business Development for the Uniroyal Chemical Company. He also has held positions with the New York Central Company, Western Electric Company and the Continental Group.

Richard G. Fanelli retired in 2000 from Enthone-OMI, Inc., where he spent his entire career. Enthone-OMI, Inc. is a global specialty chemical company that develops, produces and markets high performance coatings for metals and plastics for the electronics, automotive, aerospace and telecommunications industries. Mr. Fanelli served as President and Chief Executive Officer of Enthone-OMI, Inc. from 1992 to his retirement in 2000. Prior to this position, Mr. Fanelli served as President of Enthone-OMI - Europe from 1991 to 1992. From 1989 to 1991, he served as Executive Vice President and Chief Operating Officer of Enthone-OMI- North America. Prior to this position, Mr. Fanelli held a variety of positions within Enthone-OMI, Inc. including positions in sales and marketing and general management.

Robert M. Aiken, Jr. retired in December 2003 as President of RMA Consulting, Inc., a management consulting firm he founded in 1998. Prior to this position, Mr. Aiken served as Executive Vice President and Chief Financial Officer of Sunoco, an independent refiner and marketer of petroleum and petrochemical products. Mr. Aiken held this position from 1996 and served as Senior Vice President and Chief Financial Officer from 1990 to 1996. From 1970 to 1990 Mr. Aiken held various financial positions within Sunoco, Inc. Prior to Mr. Aiken joining Sunoco, he held positions with Coopers and Lybrand and earlier with Hershey Foods.

Roderick R. Baty became President and Chief Executive Officer in July 1997 and was elected Chairman of the Board in September 2001. He joined the Company in July 1995 as Vice President and Chief Financial Officer and was elected to the Board of Directors to fill a vacant seat in August 1995. Prior to joining the Company, Mr. Baty served as President and Chief Operating Officer of Hoover Precision Products from 1990 to January 1995, and as Vice President and General Manager of Hoover Group from 1985 to 1990.

Compensation of Directors

Directors who are not employees of the Company are paid an annual retainer of $20,000 and a fee of $1,000 for each Board meeting attended, $750 for each committee meeting attended and $500 for each teleconference meeting attended. Additionally, committee chairs are paid an annual retainer of $3,250. Directors who are employees of the Company do not receive any compensation for their service as directors. Directors may elect to defer some or all of the compensation they are provided by the Company. Additionally, the Compensation Committee has from time to time granted options to the non-employee directors. The Company also reimburses all directors for out-of-pocket expenses incurred in attending Board and committee meetings.

Committees of the Board

Audit Committee. The Audit Committee of the Board of Directors consists of Robert M. Aiken, Jr., Michael E. Werner, and Steven T. Warshaw. All members of the Audit Committee are independent as defined Nasdaq rules and Mr. Aiken has been designated as the “audit committee financial expert” as defined by in Item 401(h) of Regulation S-K. Among other matters described in its charter, the Audit Committee is responsible for engaging the registered independent public accounting firm to conduct the annual audit of the books and accounts of the Company and for reviewing the adequacy and effectiveness of the internal auditing, accounting and financial controls of the Company with the registered independent public accounting firm and the Company's internal financial and accounting staff. The Audit Committee originally adopted a written charter in June 2000. The Audit Committee subsequently revised this charter in April 2003, March 2004, March 2005 and March 2006. The Audit Committee Charter is subject to review and reassessment at least annually. This revised charter is included on the Company's website at www.nnbr.com. The Audit Committee met fourteen times in 2005.

Compensation Committee. The Compensation Committee of the Board of Directors consists of G. Ronald Morris, Steven T. Warshaw and Richard G. Fanelli. All members of the Compensation Committee are independent as defined by Nasdaq rules. The Compensation Committee annually reviews and approves corporate goals and objectives relative to the Chief Executive Officer evaluation, compensation and performance. Additionally, the Compensation Committee is responsible for reviewing and approving the Company's executive compensation policies and practices and supervising the administration of the Company's employee benefit plans, including the NN, Inc. Incentive Plan. In April 2003, the Compensation Committee presented to the Board and the Board approved a written charter. In March 2004, the Compensation Committee approved a revised charter which is included on the Company’s website at www.nnbr.com. The functions of the Compensation Committee are discussed in further detail in the section entitled "Report of the Compensation Committee" herein. The Compensation Committee met six times in 2005.

Governance Committee. The Governance Committee of the Board of Directors was formed by the Board of Directors in the third quarter of 2002. The Committee consists of Michael E. Werner, G. Ronald Morris and Richard G. Fanelli. All members of the Governance Committee are independent as defined by Nasdaq rules.

As provided in its charter, the Governance Committee is responsible for reviewing and recommending qualified candidates for membership on the Board of Directors. The Committee seeks input from the Chairman of the Board, other Board members, and professional search firms, if applicable. The Committee will also consider and evaluate any qualified candidates recommended by shareholders. In accordance with the Board's governance principles, the Committee seeks to establish a Board that will bring to the Company a broad range of experience, knowledge and professional judgment. The Committee believes that the Board should have collective competency, knowledge and experience with respect to Corporate Governance, Business, Finance and Accounting, Economics, Industry Knowledge, Manufacturing, Technology, Legal and Government Affairs, and International Operations, among other things.

A candidate's competencies, experience and knowledge should enable him or her to contribute significantly to the governance of a complex, multi-million dollar business enterprise. The candidate should be independent in judgment and not represent the interests of particular constituencies. The Committee will review a candidate's qualifications and any potential conflicts they may have with the Company's interests. In evaluating director nominees, including candidates submitted by shareholders, the Governance Committee will consider the candidate's experience, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment and willingness to devote adequate time to Board duties. The Governance Committee will also consider whether a candidate meets the definition of "independent director" under Nasdaq rules.

    Shareholders who wish to recommend director candidates for the 2007 Annual Meeting of Shareholders should notify the Secretary in writing at NN, Inc., 2000 Waters Edge Drive, Johnson City, Tennessee 37604. This notification must be received by the Company by December 15, 2006, and must provide information about the nominee's qualifications for Board membership. This requirement does not apply to the deadline for submitting shareholder proposals for inclusion in the Proxy Statement (see "Submission of Shareholder Proposals" on page 2), nor does it apply to questions a shareholder may want to ask at the Annual Meeting. The Governance Committee Charter lists the qualifications against which a nominee will be judged. A copy of the Charter can be obtained by writing to the Secretary at the address set forth above. Alternatively, a copy of the Charter is available on the Company's website, www.nnbr.com. The Committee will evaluate any director candidate nominated by shareholders according to the criteria discussed above and, based on the results of that evaluation, will determine whether to include the candidate in its recommended slate of director nominees in the Proxy Statement.

    The Company retains discretion to vote proxies it receives with respect to director nominations or any other business proposals received after December 15, 2006. The Company retains discretion to vote proxies it receives with respect to such proposals received prior to December 15, 2006 provided (a) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion, and (b) the proponent does not issue its own proxy statement.

The Company has not paid any third party a fee to assist in the process of identifying or evaluating director candidates. No shareholder or group of shareholders who beneficially owned more than 5% of the Common Stock for at least one year at the time of such recommendation have recommended candidates for election to the Board of Directors.

Additionally, the Governance Committee is responsible for overseeing the process of providing information to the Board, developing corporate governance principles applicable to the Company and oversight and annual evaluation of the Board of Directors. In October 2002, the Governance Committee adopted a statement of Principles of Corporate Governance. In April 2003, the Governance Committee presented to the Board and the Board approved a written charter. In March 2004, March 2005 and in March 2006 the Governance Committee revised this charter which is included on the Company’s website at www.nnbr.com. The Governance Committee met two times in 2005.

Attendance at Board and Committee Meetings

The Board of Directors held seven meetings in 2005. All current directors, with the exception of Mr. Richard G. Fanelli who was appointed to the Board in November 2005, attended at least 75 % of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which they served. While the Company does not have a policy requiring attendance by members of the Board of Directors at the Annual Meeting, all of the current directors, with the exception of Mr. Fanelli, attended the 2005 Annual Meeting.

Communicating with the Board

Interested parties may contact the Board of Directors by sending correspondence to the attention of the Secretary, NN, Inc., 2000 Waters Edge Drive, Johnson City, Tennessee 37604. Any mail received by the Secretary with the exception of improper commercial solicitations will then be forwarded to the members of the Board of Directors (or committee members, as appropriate) for their further action, if necessary.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Security Ownership of Management

The following table shows, as of March 31, 2006, the beneficial ownership of Common Stock by each director and nominee, each executive officer named in the Summary Compensation Table (the "Named Executive Officers"), and all directors and executive officers as a group, in each case as reported to the Company by such persons.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage Beneficially Owned (2)

Roderick R. Baty	393,695	(3)	2.3%
Robert R. Sams	99,700	(4)	*
William C. Kelly, Jr.	81,300	(5)	*
Frank T. Gentry III	67,561	(6)	*
Nicola Trombetti	60,500	(7)	*
Michael E. Werner	58,287	(8)	*
G. Ronald Morris	58,000	(9)	*
Steven T. Warshaw	55,000	(10)	*
Robert M. Aiken, Jr.	33,000	(11)	*
Richard G. Fanelli	2,000		*
All directors and executive officers as a group (12 persons)	980,043		5.7%
_______________________________

* Less than 1%

1.	The address of the beneficial owner is c/o NN, Inc., 2000 Waters Edge Drive, Johnson City, Tennessee 37604.

2.	Computed in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

3.	Includes 376,3000 shares of Common Stock subject to presently exercisable options and 15,000 shares of restricted Common Stock subject to risk of forfeiture.

4.	Includes 95,600 shares of Common Stock subject to presently exercisable options and 4,000 shares of restricted Common Stock subject to risk of forfeiture.

5.	Includes 76,850 shares of Common Stock subject to presently exercisable options and 4,000 shares of restricted Common Stock subject to risk of forfeiture.

6.	Includes 31,000 shares of Common Stock subject to presently exercisable options and 5,000 shares of restricted Common Stock subject to risk of forfeiture.

7.
Includes 53,000 shares of Common Stock subject to presently exercisable options and 5,000 shares of restricted Common Stock subject to risk of forfeiture and 2,500 shares of Common Stock owned by Mr. Trombetti’s spouse.

8.	Includes 53,000 shares of Common Stock subject to presently exercisable options and 5,287 shares of Common stock owned by Mr. Werner’s spouse.

9.	Includes 53,000 shares of Common Stock subject to presently exercisable options.

10.	Includes 53,000 shares of Common Stock subject to presently exercisable options.

11.	Includes 33,000 shares of Common Stock subject to presently exercisable options.

Security Ownership of Certain Beneficial Owners

The following table sets forth the number of shares of the Company's Common Stock beneficially owned by the only parties known to the Company's management to own more than 5% of the Company's Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned

Wells Capital Management Incorporated 525 Market Street 10th Floor San Francisco, CA 94104	1,977,150	(1)	11.5%
DePrince, Race & Zollo, Inc 201 S. Orange Avenue Suite 850 Orlando, FL 32801	1,868,221	(2)	10.9%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	1,415,900	(3)	8.2%
The TCW Group, Inc., on Behalf of the TCW Business Unit 865 South Figueroa Street Los Angeles, CA 90017	1,237,257	(4)	7.2%
_______________________________

1.	Amount based on Schedule 13G filed on February 3, 2006 with the Securities and Exchange Commission by Wells Fargo & Company, on behalf of Wells Capital Management Incorporated, its subsidiary.

2.	Amount based on Schedule 13G filed on February 7, 2006 with the Securities and Exchange Commission by DePrince, Race & Zollo, Inc.

3.
Amount based on Schedule 13G filed on February 14, 2006 with the Securities and Exchange Commission by Wellington Management Company, LLP. Includes 783,900 shares for which Wellington Management Company, LLP reports shared voting power with the beneficial owners of such shares and 1,415,900 shares for which Wellington Management Company, LLP reports shared dispositive power with the beneficial owners of such shares.

4.
Amount based on Schedule 13G filed on February 13, 2006 with the Securities and Exchange Commission by The TCW Group, Inc., on behalf of the TCW Business Unit. Includes 934,462 shares for which The TCW Group, Inc., on behalf of the TCW Business Unit, reports shared voting power with the beneficial owners of such shares and 1,237,257 shares for which The TCW Group, Inc., on behalf of the TCW Business Unit, reports shared dispositive power with the beneficial owners of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, each of the Company's directors and executive officers, and any beneficial owner of more than 10% of the Common Stock, is required to file with the SEC initial reports of beneficial ownership of the Common Stock and reports of changes in beneficial ownership of the Common Stock. These persons also are required by SEC regulations to furnish the Company with copies of all filed reports.

Based solely on its review of the copies of these reports furnished to the Company for the year ended December 31, 2005, the Company is not aware of any instance of noncompliance with Section 16(a) by its directors, executive officers or owners of more than 10% of the Common Stock.

EXECUTIVE COMPENSATION

The following table sets forth for the years ended December 31, 2005, 2004 and 2003, information concerning the compensation paid for services rendered in all capacities by the Company to its Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company whose annual salary and bonus in 2005 exceeded $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation Salary ($) Bonus ($)		Long-Term Compensation Awards Options (#) Restricted ($)(1)		All Other Compensation ($) (2)

Roderick R. Baty	2005	393,568	200,000	35,000	190,500	4,890 (3)
Chairman/Chief Executive Officer/President	2004	353,730	0	40,000	0	4,852
	2003	319,000	121,210	0	0	4,742

Nicola Trombetti	2005	310,772	103,324	15,000	63,500	2,302 (4)
Vice President and Managing Director of NN Europe	2004 2003	259,759 154,698	111,284 34,902	13,000 10,000	0 0	2,186 1,175

Frank T. Gentry III	2005	205,569	90,873	15,000	63,500	4,644 (3)
Vice President and General Manager of U.S. Ball and Roller Division	2004 2003	201,923 194,000	65,340 74,555	16,000 0	0 0	4,283 4,139

Robert R. Sams	2005	172,948	60,028	12,000	50,800	3,78 1 (3)
Vice President of Sales	2004	171,026	54,780	13,000	0	3,738
	2003	165,000	62,868	0	0	3,507

William C. Kelly, Jr.	2005	147,841	54,095	12,000	50,800	3,216 (3)
Vice President, Secretary and Chief Administrative Officer	2004 2003	129,566 124,000	20,000 27,715	13,000 0	0 0	2,809 2,613

______________________________

1.
Amounts represent the market value of 15,000 shares, 5,000 shares, 5,000 shares, 4,000 shares and 4,000 shares of restricted shares awarded Messrs. Baty, Trombetti, Gentry, Sams and Kelly, respectively. On July 5, 2005, the Company awarded 53,000 shares of restricted stock to ten executive officers and other key employees. The market value of these shares on the date of grant was $12.70 per share. These shares vest over a period of three years beginning on the first anniversary of the date of grant. Vesting is based solely on the condition of continued employment. Until the restrictions lapse, the individuals have the right to receive cash dividends on the restricted shares and have the right to vote the restricted shares and will generally have the right and privileges of a stockholder, except they may not sell, transfer, assign, pledge, use as collateral or otherwise dispose or encumber the restricted shares. At December 31, 2005, the market value of these shares was $10.60 per share.

2.
Amounts reported for 2005 include $4,200, $4,200, $3,551 and $3,033 in Company matching contributions under a “401(k)” savings plan for Messrs. Baty, Gentry, Sams and Kelly, respectively. This plan is open to substantially all of the Company’s U.S. employees and officers who have met certain service and age requirements.

3.	Amounts reported for 2005 include $690, $443, $230 and $183 in premiums paid by the Company for supplemental life insurance for the benefit of Messrs. Baty, Gentry, Sams and Kelly, respectively.

4.	Amounts represent a travel indemnity paid to Mr. Trombetti by the Company.

OPTION GRANTS IN FISCAL YEAR 2005

The following table sets forth information with respect to options granted during fiscal 2005 to the Named Executive Officers.

Name	Shares Underlying Options Granted (#)	Individual Grants % Of Total Options Granted To Employees in Fiscal 2005	Exercise Price Per Share (1)	Expiration Date	Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term (2)
					5%	10%

Roderick R. Baty	35,000	13.1%	$11.61	08/19/15	$255,551	$647,617
Nicola Trombetti	15,000	5.6%	$11.61	08/19/15	$109,522	$277,550
Frank T. Gentry III	15,000	5.6%	$11.61	08/19/15	$109,522	$277,550
Robert R. Sams	12,000	4.5%	$11.61	08/19/15	$87,618	$222,040
William C. Kelly, Jr.	12,000	4.5%	$11.61	08/19/15	$87,618	$222,040
__________________________

(1)
The exercise price is based on the fair market value at the date of the grant of the option. The options are fully vested and terminate ten years from the date of grant, subject to earlier termination in certain conditions.

(2)
The amounts shown as potential realizable values are based on assumed annualized rates of appreciation in the price of Common Stock of five percent and ten percent over the term of the options, as set forth in the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Common Stock. There can be no assurance that the potential realizable values reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN 2005
AND YEAR-END OPTION VALUES

The following table sets forth information concerning stock option exercises during 2005 and option values at year-end, with respect to stock options granted to the Named Executive Officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at Year-End Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options at Year-End ($) Exercisable/ Unexercisable(1)

Roderick R. Baty	0	0	376,300/0	$1,004,718/0
Nicola Trombetti	0	0	53,000/0	37,650/0
Frank T. Gentry III	113,900	$612,531	31,000/0	0/0
Robert R. Sams	0	0	95,600/0	227,962/0
William C. Kelly, Jr.	0	0	76,850/0	163,484/0
__________________________

1.	On December 31, 2005, the market price of the Common Stock was $10.60 per share.

Equity Compensation Plan Information

The following table provides information about the Company’s shares of Common Stock that may be issued upon the exercise of options, warrants and rights under all of its existing equity compensation plans as of December 31, 2005. All plans have been approved by the Company’s shareholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights.	(b) Weighted-average exercise price of outstanding options, warrants and rights.	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Equity compensation plans approved by shareholders	1,403,386	$9.56	980,000
Equity compensation plans not approved by shareholders	--	--	--
Total	1,403,386	$9.56	980,000

Employment and Change of Control Agreements with Named Executive Officers

Messrs. Baty, Gentry, Sams and Kelly have written employment agreements to serve in their respective positions that extend automatically for successive one-year terms unless either party gives notice of termination. The Company may terminate each executive’s employment with or without cause, but if terminated without cause, the executive would continue to receive his annual salary, paid on a monthly basis, for one year from the date of termination. Additionally, Messrs. Baty, Gentry, Sams and Kelly have a written change of control agreement. These agreements state if an executive’s employment is terminated within two years following a change of control as defined in the document that each executive will receive a lump sum payment of a multiple of his annual salary. The multiple for each of the executive officers is as follows: Mr. Baty - 2.5; Mr. Gentry - 2.0; Mr. Sams - 2.0; and Mr. Kelly - 1.5. Additionally, some benefits will continue to be paid by the Company to each executive officer for a period of time of 30 months, 24 months, 24 months and 18 months for Messrs. Baty, Gentry, Sams and Kelly, respectively. Each of Messrs. Baty, Gentry, Sams and Kelly have also agreed to a non-competition agreement that ends two years after the conclusion of his employment with the Company.

BOARD OF DIRECTOR’S AUDIT COMMITTEE
REPORT TO SHAREHOLDERS

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Management has responsibility for preparation of the Company’s financial statements and the registered independent public accounting firm has responsibility for the examination of those statements. Each of the members of the Audit Committee meets the independence requirements of the Nasdaq rules.

The Audit Committee has reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP, the Company’s registered independent public accounting firm, the audited financial statements of the Company for 2005; has discussed with PricewaterhouseCoopers LLP matters required to be discussed by applicable Auditing Standards; has received from the registered independent public accounting firm the written disclosures and letter required by Independence Standards No. 1; and has discussed with the registered independent public accounting firm their independence, including whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company was compatible with maintaining PricewaterhouseCoopers LLP’s independence. Based on the review and discussions described above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

The Audit Committee originally adopted a written charter in June 2000. In April 2003, March 2004, March 2005 and March 2006, the Audit Committee approved a revised charter for the Audit Committee.

                Robert M. Aiken, Jr.
                Michael E. Werner
                Steven T. Warshaw

FEES PAID TO INDEPENDENT AUDITORS

During 2005, PricewaterhouseCoopers LLP not only acted as the registered independent public accounting firm for the Company (work related to auditing the annual financial statements for fiscal year 2005 and reviewing the financial statements included in our Forms 10-Q) but also rendered on our behalf other services, including tax-related services, and other accounting and auditing services. The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for audit services rendered in connection with the financial statements and reports for fiscal years 2005 and 2004 and for other services rendered during fiscal years 2005 and 2004 on our behalf, as well as all expenses incurred in connection with these services, which have been or will be billed to us.

	2005	2004
Audit Fees	$1,253,684	$1,574,033
Audit Related Fees	42,266	38,750
Tax Fees	220,307	389,012
All Other Fees	18,656	18,958
Total	$1,534,913	$2,020,753

Pre-Approval Policies and Procedures.

 The Audit Committee pre-approves all audit and permissible non-audit services to be provided to the Company by its registered independent public accounting firm prior to commencement of services. The Audit Committee Chairman has the authority to pre-approve such services up to a specified fee amount and these pre-approved decisions are presented to the full Audit Committee at its next scheduled meeting. Since the effective date of the Securities and Exchange Commission’s rules regarding strengthening auditor independence, all of the audit, audit-related, and tax services by PricewaterhouseCoopers LLP were pre-approved in accordance with the Audit Committee’s policies and procedures.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors is responsible for the oversight of the Company's compensation policies. The membership of the Compensation Committee during 2005 consisted of G. Ronald Morris, Steven T. Warshaw and Richard G. Fanelli. The report of the Committee on executive officer compensation for 2005 is set forth below.

Compensation Principles

The goal of the Company is to structure its compensation arrangements for executive officers in a manner that will promote the Company's profitability and enhance shareholder value. In designing its compensation arrangements to achieve this goal, the Company is guided by the following objectives:

•	attracting and retaining qualified and dedicated executives who are essential to the long-term success of the Company;

•	providing compensation packages that are competitive with the compensation arrangements offered by comparable companies, including the Company's competitors;

•	tying a significant portion of an executive officer's compensation to the Company's and the individual's performance; and

•	directly aligning the interests of management with the interests of the shareholders through stock-based compensation arrangements.

In 2005, the components of the Company's executive compensation arrangements consisted of salary, cash bonus, stock option award opportunities and restricted share awards pursuant to the Incentive Plan.

Executive Officer Compensation

As a general matter, the Company believes the interests of the Company and its shareholders are best served by developing and maintaining compensation policies that are consistent and competitive with peer group industrial companies. The Company, therefore, periodically conducts peer group benchmarking of public industrial companies and utilizes this information to aid in establishing a competitive compensation program for the Company. The following criteria are utilized as a basis for this program: performance (revenue growth, earnings per share growth, return on net assets, return on equity, and total shareholder return), executive pay, annual incentive/bonus, benefits, and stock incentive awards.

The current executive compensation structure includes a formal salary grade structure that establishes five levels of executive compensation within the Company. Base salary ranges (low, mid and high) are established for each salary grade. In addition, a formal annual incentive bonus plan includes threshold, target, and maximum awards based upon pre-established financial performance criteria.

Salary

The salary levels for the Company’s executive officers and managers are reviewed and determined annually. Adjustments to executive officer compensation are evaluated based upon the individual’s and Company’s performance within the framework of the Company’s formal compensation policies.

Annual Bonus

Annual bonuses are based solely on a formalized plan. Bonus payments are contingent upon achieving pre-established net income goals for each operating business unit and the total company and additionally, in 2006, achieving certain strategic goals. The bonuses paid to Named Executive Officers for 2005 are set forth in the Summary Compensation Table.

Incentive Plan

The Incentive Plan which was adopted by the Board of Directors on April 8, 2005 and approved by the shareholders on May 18, 2005 reserves 1.0 million shares of Common Stock for the issuance of options and stock appreciation rights and 300,000 shares of restricted stock, restricted stock units, performance shares and stock awards for to Directors, Executive Officers and other key employees. This Incentive Plan is intended to replace the NN, Inc. Stock Incentive Plan which was adopted on March 2, 1994 and expired on March 2, 2004. Stock options granted under the former plan prior to its expiration are exercisable upon vesting for a period of ten years after the date of grant.

Stock options and restricted share grants to the Company’s executive officers and managers are generally reviewed and determined annually by the Compensation Committee. With respect to options and restricted shares awarded, the Committee utilizes a structure based upon the following: recommendations from the independent compensation review, Mr. Baty’s recommendations (other than for himself), and rewards to officers and other key employees for superior performance and to provide financial incentives for officers and employees to continue to perform in a superior manner. The Company awarded 119,000 options and 43,000 shares of restricted stock to seven executive officers during 2005.

Compensation of the Chief Executive Officer

The Company's decisions regarding compensation of its Chief Executive Officer are guided by the same policies and considerations that govern compensation of the Company's other executive officers. Mr. Baty's salary was set at a level that the Committee determined was appropriate on the basis of the following factors: 1) the Company’s overall performance, 2) Mr. Baty’s individual performance and 3) the competitiveness of Mr. Baty’s salary in comparison to similar industrial companies.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes any public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer or any of its other executive officers. Certain performance-based compensation, however, is exempt from the deduction limit. No formal policy has been adopted by the Company with respect to minimizing the risk that compensation paid to its executive officers will exceed the deduction limit. No compensation paid to the executive officers in 2005 exceeded the limit imposed by Section 162(m).

            G. Ronald Morris
            Steven T. Warshaw
            Richard G. Fanelli

Compensation Committee Interlock and Insider Participation

All compensation decisions during the fiscal year ended December 31, 2005 for each of the Named Executive Officers were made by the Compensation Committee of the Board of Directors, consisting of Messrs Morris, Warshaw and Fanelli, none of whom is or was an officer or employee of the Company during the last fiscal year.

Certain Relationships and Related Transactions

There were no transactions in 2005 requiring disclosure pursuant to Item 404 of Regulation S-K.

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Company's Common Stock (consisting of stock price performance and reinvested dividends) from December 31, 2000 with the cumulative total return (assuming reinvestment of all dividends) of (i) the Value Line Machinery Industry Stock Index ("Machinery Index") and (ii) the Standard & Poor's 500 Stock Index, for the period December 31, 2000 through December 31, 2005. The Machinery Index is an industry index comprised of 49 companies engaged in manufacturing of machinery and machine parts, a list of which is available from the Company. The comparison assumes $100 was invested in the Company's Common Stock and in each of the foregoing indices on December 31, 2000. There can be no assurances that the performance of the Common Stock will continue in the future with the same or similar trend depicted on the graph.

Comparison of Five-Year Cumulative Total Return*

NN, Inc., Standard & Poors 500 And Value Line Machinery Index

(Performance Results Through 12/31/05)

$300
$250
$200
$150
$100
$50
$0
NN, Inc.
Standard & Poors 500
Machinery
$262.95
$242.27
$195.16
$161.86
$149.70
$133.49
$124.89
$123.59
$123.47
$115.57
$100.00
$86.96
$66.64
$84.22
$91.79
$94.55
2000
2001
2002
2003
2004
2005

Assumes $100 invested at the close of trading on 12/31/00 in NN, Inc. Common Stock, Standard & Poors 500 and Machinery Index.
*Cumulative total return assumes reinvestment of dividends.

	Cumulative Total Shareholder Return
	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004	December 31, 2005
NN, Inc.	100.00	124.89	115.57	149.70	161.86	133.49
Standard & Poors 500	100.00	86.96	66.64	84.22	91.79	94.55
Machinery Index	100.00	123.47	123.59	195.16	242.27	262.95

ANNUAL REPORT

The Company's 2005 Annual Report to Shareholders, which includes its Annual Report on Form 10-K for the year ended December 31, 2005, is being mailed together with this Proxy Statement. Exhibits to the Annual Report on Form 10-K may be obtained by contacting the Secretary of the company at 2000 Waters Edge Drive, Johnson City, Tennessee 37604.

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report, the Compensation Committee Report and the Stock Performance Graph (included herein) shall not be incorporated by reference into any such filings.

                By Order of the Board of Directors,

                                                /s/ William C. Kelly, Jr.
                William C. Kelly, Jr.
                Vice President, Secretary and Chief Administrative Officer

SHAREHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

NN, Inc.
2000 Waters Edge Drive, Bldg. C., Ste. 12
Johnson City, TN 37604

SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2006, AT THE RENAISSANCE CHARLESTON HOTEL, 68 WENTWORTH STREET, CHARLESTON, SC 29401.

The undersigned stockholder hereby appoints Roderick R. Baty and James H. Dorton, each of them, with full power of substitution and revocation, the proxies of the undersigned to vote all shares registered in the name of the undersigned on all matters set forth in the proxy statement and on any other matters that may properly come before the Annual Meeting and all adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR THE PROPOSAL LISTED BELOW.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES AND FOR THE PROPOSAL LISTED BELOW.

Please mark your votes as indicated in the example ☒

1.	Election of Directors.

Nominees:

Roderick R. Baty    ☐ For  ☐ Withheld
Robert M. Aiken    ☐ For  ☐ Withheld

2.	For ratification of the selection of PRICEWATERHOUSECOOPERS LLP as registered independent public accounting firm.

☐ For   ☐ Against   ☐ Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HERIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSE LLP AS THE COMPANY'S REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                            SIGNATURE(S)__________________________________________

                                            DATE:__________________________________________________

                                            SIGNATURE(S)__________________________________________

                                            DATE:__________________________________________________